UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2010
UDR, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado	80129

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 30, 2010, United Dominion Realty, L.P., a Delaware limited partnership and a subsidiary of UDR, Inc. (the “Operating Partnership”), guaranteed certain outstanding securities of UDR, Inc. (the “Guarantees”). The Guarantees provide that the Operating Partnership, as primary obligor and not merely as surety, irrevocably and unconditionally guarantees to each holder of the applicable securities and to the trustee and their successors and assigns under the respective indenture (a) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of UDR, Inc. under the respective indenture whether for principal of or interest on the securities (and premium, if any), and all other monetary obligations of UDR, Inc. under the respective indenture and the terms of the applicable securities and (b) the full and punctual performance within the applicable grace periods of all other obligations of UDR, Inc. under the respective indenture and the terms of the applicable securities. The foregoing description of the Guarantees is qualified in its entirety by the full terms and conditions of the Guarantees, copies of which are filed as exhibits to this report and are incorporated herein by reference.
The consolidated financial statements, the related Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Schedule of Computation of the Ratio of Earnings to Consolidated Fixed Charges of the Operating Partnership are filed as exhibits to this report and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
12	Computation of Ratio of Earnings to Combined Fixed Charges

99.1	Guaranty of United Dominion Realty, L.P. with respect to the November 1, 1995 Indenture.

99.2	Guaranty of United Dominion Realty, L.P. with respect to the October 12, 2006 Indenture.

99.3	Consolidated Financial Statements of United Dominion Realty, L.P.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations of United Dominion Realty, L.P.

SIGNATURES
Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

UDR, Inc.
Date: September 30, 2010	By:	/s/ David L. Messenger
David L. Messenger
Senior Vice President & Chief Financial Officer (duly authorized officer, principal financial and accounting officer)